EXHIBIT 10.1

Third Amendment

to

First Seacoast Bank
Salary Continuation Agreement for James R. Brannen

This Third Amendment (“Amendment”) is entered into this 5th day of March, 2025, by First Seacoast Bank (the “Bank”) and James R. Brannen (“Executive”).

WHEREAS, the Bank and Executive entered into a Salary Continuation Plan (the “Plan”), effective as of the 1st day of July 2015; and

WHEREAS, the Bank and the Executive entered into the First Amendment to the Plan on February 28, 2019, and the Second Amendment to the Plan on August 27, 2020; and

WHEREAS, Section 7.1 of the Plan provides that the Plan may be amended by a written instrument signed by both the Bank and Executive; and

WHEREAS, Bank and Executive desire to amend Article II of the Plan to freeze the benefits that would be provided to Executive outside of a Change in Control and to clarify the benefits that would be provided to Executive in the event of a Change in Control.

NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended as follows:

1.	Section 2.1 of the Plan is amended by deleting the current provision and adding the following new provision:

“2.1
Benefit on Separation from Service on or after Normal Retirement Age.

If Executive has a Separation from Service after reaching his Normal Retirement Age, Executive shall be entitled to an annual benefit of $64,817.  The benefit under this Section 2.1 shall commence on Executive’s Benefit Eligibility Date specified in Section 1.5(a) of the Plan and shall be payable in installments over the Payout Period specified in Section 1.12(a) of the Plan.”

2.	Section 2.2 of the Plan is amended by deleting the current provision and adding the following new provision:

“2.2
Separation from Service Before Normal Retirement Age.

If Executive has a Separation from Service prior to the attainment of his Normal Retirement Age (other than due to Cause, death or Disability), Executive shall be entitled an annual benefit of $64,817 commencing on the Benefit Eligibility Date specified in Section 1.5(b) of the Plan and payable in annual installments over the Payout Period specified in Section 1.12(a) of the Plan.”

3.	Section 2.3(a) of the Plan is amended by deleting the current provision and adding the following new provision:

"2.3	Survivor’s Benefit.

(a)
If Executive dies prior to Separation from Service, Executive’s Beneficiary shall be entitled to the Survivor’s Benefit. The Survivor’s Benefit shall equal $648,179. The Survivor’s Benefit shall commence on the Benefit Eligibility Date in Section 1.5(c) and shall be payable over the Payout Period specified in Section 1.12(b) of the Plan.”

4.	Section 2.4 of the Plan is amended by deleting the current provision and adding the following new provision:

"2.4
Benefit on Disability.  If Executive suffers a Disability prior to his Normal Retirement Age, Executive shall be entitled to receive the benefit due under Section 2.1 of the Plan, commencing on the Benefit Eligibility Date set forth in Section 1.5(d) of the Plan and paid over the Payout Period specified in Section 1.12(a) of the Plan.”

5.	Section 2.5(a) of the Plan is amended by deleting the current provision and adding the following new provision:

“2.5	Benefit Payable in Connection with a Change in Control.

(a)
In the event a Change in Control, Executive shall be entitled to an annual benefit of $132,209 (i.e., a annual benefit of $132,209, paid in monthly installments for period of ten (10) years or one hundred twenty (120) months, unless paid pursuant to Section 2.3(a), in which case the benefit is a lump sum of $1,322,090).  Unless otherwise made pursuant to paragraph (b) of this Section 2.5, the benefit shall be paid in accordance with the time and form provided for in Sections 2.1, 2.2, 2.3 or 2.4, as applicable.”

(b)
If a Change in Control occurs followed by Executive’s Separation from Service within two (2) years of the Change in Control and prior to Executive’s Normal Retirement Age, Executive shall be entitled to the Present Value of $1,322,090, payable commencing on the Benefit Eligibility Date specified in Section 1.5(e) and payable in over the Payout Period specified in Section 1.12(b) of the Plan.

6.	All other provisions of the Plan shall remain in full force and effect.

[signature page follow]

IN WITNESS WHEREOF, the Bank and Executive have caused this Amendment to be executed effective as of the day and date first above written.

ATTEST: /s/ Amy Hanna March 5, 2025 Date	FIRST SEACOAST BANK By: /s/ Sharon A. Zacharias Title: SVP, HR Director Date: March 5, 2025

ATTEST: /s/ Amy Hanna March 5, 2025 Date	EXECUTIVE /s/ James R. Brannen Date: March 5, 2025

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